Exhibit 8.1

List of Subsidiaries of Grupo Aeroportuario del Pacífico, S.A.B. de C.V.

(as of December 31, 2015)

Name of Company	Jurisdiction of Organization	Percentage Owned (1)	Description
Aeropuerto de Guadalajara, S.A. de C.V.	Mexico	100%	Holder of concession for Guadalajara International Airport
Aeropuerto de Tijuana, S.A. de C.V.	Mexico	100%	Holder of concession for Tijuana International Airport
Aeropuerto de Puerto Vallarta, S.A. de C.V.	Mexico	100%	Holder of concession for Puerto Vallarta International Airport
Aeropuerto de San José del Cabo, S.A. de C.V.	Mexico	100%	Holder of concession for Los Cabos International Airport
Aeropuerto de Hermosillo, S.A. de C.V.	Mexico	100%	Holder of concession for Hermosillo International Airport
Aeropuerto del Bajío, S.A. de C.V.	Mexico	100%	Holder of concession for Guanajuato International Airport
Aeropuerto de Morelia, S.A. de C.V.	Mexico	100%	Holder of concession for Morelia International Airport
Aeropuerto de La Paz, S.A. de C.V.	Mexico	100%	Holder of concession for La Paz International Airport
Aeropuerto de Aguascalientes, S.A. de C.V.	Mexico	100%	Holder of concession for Aguascalientes International Airport
Aeropuerto de Mexicali, S.A. de C.V.	Mexico	100%	Holder of concession for Mexicali International Airport
Aeropuerto de Los Mochis, S.A. de C.V.	Mexico	100%	Holder of concession for Los Mochis International Airport
Aeropuerto de Manzanillo, S.A. de C.V.	Mexico	100%	Holder of concession for Manzanillo International Airport
Desarrollo de Concesiones Aeroportuarias, S.L.U.	Spain	100%	Holder of 74.5% stake in MBJA
MBJ Airports Limited	Jamaica	74.5%	Holder of concession for Montego Bay International Airport
Servicios a la Infraestructura Aeroportuaria del Pacífico, S.A. de C.V.	Mexico	100%	Provider of administrative services to our other subsidiaries
Corporativo de Servicios Aeroportuarios, S.A. de C.V.	Mexico	100%	Provider of operational services to our other subsidiaries
Puerta Cero Parking, S.A. de C.V.	Mexico	100%	Provider of car parking administration services to our other subsidiaries
GA del Pacífico Participações do Brasil LTDA	Brazil	100%	Holding company for other acquisitions (incorporated in 2010; not operational through the date of this filing)
Fundación Grupo Aeroportuario del Pacífico, A.C.	Mexico	100%	Non-profit company incorporated in 2013 to manage charitable donations and social welfare activities

(1)	We directly hold 99.99% of the shares in each of our Mexican operating subsidiaries. The remaining shares of SIAP are held by Aeropuerto de Guadalajara, S.A. de C.V., while the remaining shares of our other Mexican subsidiaries are held by SIAP. As a result, we directly or indirectly hold 100% of the shares of each of our subsidiaries except MBJA.